                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                         Security Capital Group, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                      SECURITY CAPITAL GROUP INCORPORATED
                              125 Lincoln Avenue
                          Santa Fe, New Mexico 87501

                 NOTICE OF 2000 ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 25, 2000

To the shareholders:

   The 2000 annual meeting of shareholders of Security Capital Group Incorporated will be held on Thursday, May 25, 2000, at the Fairmont Hotel, 200 N. Columbus Drive, Chicago, Illinois 60601 at 9:30 a.m. (Chicago time) for the following purposes:

     1. To elect four Class I Directors to serve until the annual meeting of shareholders in 2003, and until their successors are duly elected and qualify; and

     2. To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

   Shareholders of record at the close of business on March 31, 2000, are entitled to notice of, and to vote at, the meeting.

   Please review the accompanying Proxy Statement for information regarding the meeting, and promptly mark, date, sign and return the enclosed proxy card in the envelope provided for your convenience. If you attend the meeting and decide to vote in person, you may revoke your proxy.

   Beneficial holders planning to attend the meeting are urged to pre-register so that your identity as a shareholder may be verified in advance.

                                          Jeffrey A. Klopf
                                          Secretary

April 10, 2000

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                     YOUR PROXY IN THE ENCLOSED ENVELOPE,
               OR SUBMIT YOUR VOTE BY TELEPHONE OR BY INTERNET.

                      SECURITY CAPITAL GROUP INCORPORATED
                              125 Lincoln Avenue
                          Santa Fe, New Mexico 87501

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 25, 2000

                              GENERAL INFORMATION

   The Board of Directors of Security Capital Group Incorporated is soliciting proxies to be voted at the 2000 annual meeting of shareholders to be held on Thursday, May 25, 2000. This proxy statement provides information concerning the use of the proxy and the business to be transacted at the annual meeting. If a shareholder specifies a choice with respect to any matter to be acted upon, the proxy holders will vote the shares represented by the proxy in accordance with the shareholder's specifications. If a shareholder returns an executed proxy without specifying a choice, the proxy holders will vote the shares represented by the proxy in accordance with the recommendations of the Board.

   If you are a registered owner and plan to attend the meeting in person, you may request an admission ticket by marking the attendance box on your attached proxy card. Beneficial owners whose ownership is registered under another party's name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Lucinda G. Marker, Vice President and Assistant Secretary, Security Capital Group Incorporated, 125 Lincoln Avenue, Santa Fe, New Mexico 87501. Registered owners and beneficial owners who do not present valid admission tickets at the meeting or who have not pre-registered will be admitted only upon verification of ownership at the registration counter at the meeting.

   Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of Security Capital, by delivering to the Secretary of Security Capital a duly executed proxy bearing a later date or by attending the meeting and voting in person.

   Security Capital will bear the cost of soliciting proxies. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, facsimile transmission or other electronic means by officers or employees of Security Capital. Security Capital will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and similar parties to forward the solicitation material to the beneficial owners of Class A Shares and Class B Shares held of record by those persons, and Security Capital will, upon request of those record holders, reimburse forwarding charges and expenses.

   This proxy statement is being sent on April 10, 2000.

                     SHARES OUTSTANDING AND VOTE REQUIRED

   At the close of business on March 31, 2000, the record date for determination of shareholders entitled to receive notice of, and to vote at, the meeting (the "Record Date"), approximately 1,190,361.5 Class A Shares, 50,436,681 Class B Shares and 257,642 Series B Preferred Shares were outstanding. For the election of each nominee for Director, each whole Class A Share outstanding on the Record Date is entitled to one vote, and each fractional Class A Share is entitled to its fraction of one vote or a total of 1,190,361.5 for all outstanding Class A Shares. Each Class B Share outstanding on the Record Date is entitled to .005 of a vote, or a total of 252,183 votes for all outstanding Class B Shares. Each Series B Preferred Share outstanding on the Record Date is entitled to .0641 of a vote, or a total of 16,516 votes for all outstanding Series B Preferred Shares. There is no right to cumulative voting. The Class A Shares, the Class B Shares and the Series B Preferred Shares will vote as a single class for the election of Directors. As of the Record Date, these shares had a total of 1,459,060.5 votes for the election of Directors. A majority of all votes entitled to be cast in person or by proxy will constitute a quorum at the meeting.

   If a quorum is present, the affirmative vote of a plurality of the votes cast in person or by proxy at the meeting is required to elect each nominee for Director. Representatives of Security Capital's transfer agent will assist Security Capital in the tabulation of the votes. Abstentions are counted as shares represented at the meeting for purposes of determining a quorum. An abstention has no effect with respect to the election of Directors.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth, as of February 29, 2000, the beneficial ownership of Class A Shares and Class B Shares (including Class B Shares issuable upon conversion of Class A Shares or Series B Preferred Shares) for
(i) each Director of Security Capital, (ii) the Chief Executive Officer and the five other most highly compensated executive officers of Security Capital (the "Named Executive Officers"), (iii) each person known to Security Capital to be the beneficial owner of more than 5% of the outstanding Class A Shares or Class B Shares and (iv) the Directors and executive officers of Security Capital as a group. The last column shows the percentage of votes represented by the outstanding voting securities held by such persons. Unless otherwise indicated in the footnotes, the shares are owned directly, and the indicated person or entity has sole voting and investment power. The address of each Director and Named Executive Officer is c/o Security Capital Group Incorporated at the administrative offices of SCGroup Incorporated located at 7777 Market Center Avenue, El Paso, Texas 79912.

                          Class A Shares        Class B Shares
Name and Address          --------------        --------------            Voting
of Beneficial Owner         Number(1)    %(2)    Number(3)(4)  %(2)(5) Percentage(6)
-------------------       -------------- -----  -------------- ------- -------------
C. Ronald Blankenship
 (7)....................       8,968         *       543,407     1.06%      .03%
Samuel W. Bodman........       7,804         *       405,188        *       .36%
Hermann Buerger (8).....         375         *     6,639,955    11.59%     1.13%
John P. Frazee, Jr. (9).       6,067         *       318,366        *       .24%
Cyrus F. Freidheim, Jr.
 (10)...................       4,741         *       252,066        *       .15%
H. Laurance Fuller (11).       4,954         *       262,716        *       .16%
Ray L. Hunt (12)........      38,071      3.19%    2,168,540     4.13%     2.52%
John T. Kelley, III
 (13)...................       4,547         *       242,423        *       .14%
William D. Sanders (14).      77,513      6.45%    3,949,544     7.24%     4.50%
Peter S. Willmott (15)..       5,830         *       316,516        *       .23%
Thomas G. Wattles (16)..       7,352         *       426,535        *       .02%
Thomas B. Allin.........           0                  28,750        *       .00
A. Richard Moore, Jr....           0                  14,092        *       .00
Constance B. Moore .....       2,609         *       197,944        *       .08%
Total Directors and
 executive officers as a
 Group (26 persons).....     180,687     14.47%   16,620,640    14.61%     9.65%
Commonwealth of
 Pennsylvania, Public
 School Employes'
 Retirement System (17)
 5 North 5th Street
 Harrisburg, PA 17101...      97,723      8.21%   13,113,690    23.62%     9.52%
United States Steel and
 Carnegie Pension Fund
 (18)
 350 Park Avenue, 17th
 Floor
 New York, NY 10022.....      74,285      6.24%    3,714,250     6.84%     5.09%
Oppenheimer Capital (19)
 Oppenheimer Tower
 World Financial Center
 New York, NY 10281.....      50,026      4.20%    3,607,594     6.79%     3.81%
Stichting Pensioenfonds
 ABP (20)
 Oude Lindestraat 70
 Postbus 2889
 6401 DL Heerlen
 The Netherlands........      89,996      7.56%    4,510,400     8.18%     3.65%
Merrill Lynch & Co.,
 Inc. (21)
 (on behalf of Merrill
 Lynch Asset Management
 Group)
 World Financial Center,
 North Tower
 250 Vesey Street
 New York, NY 10381.....           0         0     4,112,189     8.12%     1.41%
SCPG Holdings Pte. Ltd.
 (22)
 250 North Bridge Road
 Raffles City Tower
 Singapore 179101.......           0         0     3,819,709     7.54%     1.31%
Wellington Management
 Company, LLP (23)
 72 State Street
 Boston, MA 02100.......           0         0     3,307,050     6.53%     1.02%

--------
*Less than 1%
(1) Includes Class A Shares which may be acquired upon conversion of convertible debentures, or the exercise of options or warrants, within 60 days for Messrs. Blankenship (8,582), Bodman (2,549), Buerger (375), Frazee (2,549), Freidheim (2,549), Fuller (2,549) Hunt (2,549), Kelley (2,549), Sanders (11,829), Willmott (2,549), Wattles (7,106), Allin (0),
    A.R. Moore (0), and for Ms. Moore (1,506), and all Directors and executive officers as a group (58,334).
(2) For each person who owns restricted stock units which vest within 60 days, or options or convertible securities which are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his or her options or warrants and converted all of his convertible securities and that no other person has restricted stock units which have vested, has exercised any outstanding options or has converted any convertible securities.
(3) Each Class A Share may be converted at any time into 50 Class B Shares. Includes Class B Shares which may be acquired upon conversion of Class A Shares, including Class A Shares which may be acquired upon the exercise of options or warrants, or upon conversion of convertible debentures, for Class A Shares as described in footnote 1 above.
(4) Includes Class B Shares which may be acquired upon the exercise of options or vesting of restricted stock units within 60 days for Messrs. Blankenship (91,207), Bodman (15,000) Buerger (15,000), Frazee (15,000),
    Freidheim (15,000), Fuller (15,000), Hunt (15,000), Kelley (15,000),
    Sanders (73,898), Willmott (15,000), Wattles (51,779), Allin (28,750) and
    A. R. Moore (12,500), and for Ms. Moore (67,500), and all Directors and executive officers as a group (700,302).
(5) For each person who owns Class A Shares, the calculation of the percentage ownership assumes that only that person has converted all of his or her Class A Shares into Class B Shares and that no other person has converted any Class A Shares.
(6) Includes only outstanding Class A Shares, Class B Shares and/or Series B Preferred Shares owned by such person or entity. The percentage is based on one vote per Class A Share, .005 vote per Class B Share and .0641 vote per Series B Preferred Share. On the Record Date, the outstanding voting securities had a total of 1,459,060.5 votes for the election of Directors.
(7) Includes 2,000 Class B Shares held by a corporation of which Mr. Blankenship is a controlling shareholder.
(8) Mr. Buerger is Executive Vice President of Commerzbank AG in New York. Commerzbank Aktiengesellschaft, Grand Cayman Bank ("Commerzbank AG, Grand Cayman Branch"), Two World Financial Center, New York, NY 10281, beneficially owns 6,606,205 Class B Shares as a result of owning 257,642 Series B Preferred Shares, with respect to all of which it has sole power to vote or direct the vote and sole power to dispose or direct the disposition, which shares are included in Mr. Buerger's amount. Mr. Buerger disclaims beneficial ownership of these shares.
(9) Includes eleven Class A Shares held by Mr. Frazee's children and three Class A Shares held by his wife.
(10) Includes 100 Class A Shares held by a family trust.
(11) Includes two Class A Shares held by Mr. Fuller's wife.
(12) Includes eight Class A Shares held by family trusts for which Mr. Hunt is trustee; 1,268 Class A Shares held by a corporation wholly owned by Mr. Hunt; and 7,154 Class A Shares for which Mr. Hunt shares beneficial ownership pursuant to a power of attorney. Excludes 3,521 Class A Shares which Mr. Hunt's wife owns as separate property and 23,772 Class A Shares held by Hunt Financial Corporation, the capital stock of which is held indirectly through a series of corporation by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership. Includes 250,000 Class B Shares held by family trusts which have granted Mr. Hunt authority with respect to the voting and disposition of these shares.
(13) Includes 1,995 Class A Shares held by a trust of which Mr. Kelley is trustee, and one Class A Share held by Mr. Kelley's wife in the same trust.
(14) Includes 789 Class A Shares held by the Sanders Foundation; 5,775 Class A Shares held by Sanders Partners Incorporated; and 2,286 Class A Shares held by two family partnerships.

(15) Includes three Class A Shares held by Mr. Willmott's children and two Class A Shares held by Mr. Willmott's wife.
(16) Includes two Class A Shares held by Mr. Wattles' wife, eight Class A Shares held by his children and 7,170 Class B Shares held in an IRA account.
(17) Information with respect to the beneficial ownership of Commonwealth of Pennsylvania Public School Employes' Retirement System ("PSERS") is included herein in reliance on an amended Schedule 13G dated January 31, 2000, filed with the SEC. The amended Schedule 13G indicates that PSERS has sole power to vote or direct the vote of 97,723 Class A Shares and sole power to vote or direct the vote of 8,227,540 Class B Shares and sole power to dispose or direct the disposition of 97,723 Class A Shares and sole power to dispose or direct the disposition of 8,227,540 Class B Shares. Prior to the commencement of the Security Capital share repurchase program in 1999, PSERS had purchased shares in the open market which represented a 9.8% ownership interest. Because of the Security Capital share repurchase program and a reduction in the number of shares outstanding, PSERS exceeded the 9.8% ownership limit contained in Security Capital's charter. The Board of Security Capital has approved PSERS holding more than 9.8% of the outstanding shares, provided that PSERS does not purchase additional shares.
(18) Information with respect to beneficial ownership of United States Steel and Carnegie Pension Fund is included herein in reliance on a Schedule 13G dated March 13, 2000, filed with the SEC. The Schedule 13G indicates that United States Steel and Carnegie Pension Fund has sole power to vote and sole power to dispose of 74,285 Class A Shares.
(19) Information with respect to the beneficial ownership of Oppenheimer Capital is included in reliance on an amended Schedule 13G dated February 11, 2000, filed with the SEC. The Schedule 13G indicates that Oppenheimer Capital has shared power to vote or direct the vote of 50,026 Class A Shares and has shared power to vote or direct the vote of 1,106,294 Class B Shares and shared power to dispose or direct the disposition of 50,026 Class A Shares and shared power to dispose or direct the disposition of 1,106,294 Class B Shares.
(20) Information with respect to beneficial ownership of Stichting Pensioenfonds ABP is included herein in reliance on a Schedule 13D dated January 31, 2000, filed with the SEC. The Schedule 13D indicates that Stichting Pensioenfonds ABP has sole power to vote or dispose of 89,996 Class A Shares, including 36,832 Class A Shares issuable upon conversion of convertible subordinated debentures; and sole power to vote or dispose of 4,510,400 Class B Shares, including 4,499,800 Class B Shares issuable upon conversion of Class A Shares and convertible subordinated debentures.
(21) Information with respect to beneficial ownership of Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Asset Management Group) is included herein in reliance on an amended Schedule 13G dated February 4, 2000, filed with the SEC. The Schedule 13G indicates that Merrill Lynch & Co., Inc. on behalf of Merrill Lynch Asset Management Group has shared power to vote or direct the vote of 4,112,189 Class B Shares and shared power to dispose or direct the disposition of 4,112,189 Class B Shares. The Merrill Lynch Global Allocation Fund, a fund within the Merrill Lynch Asset Management Group, has shared power to vote or direct the vote of 3,815,100 Class B Shares and shared power to dispose or direct the disposition of 3,815,100 Class B Shares.
(22) Information with respect to beneficial ownership of SCPG Holdings Pte. Ltd. is included herein in reliance on a Schedule 13G dated June 12, 1998, filed with the SEC. The Schedule 13G indicates that SCPG Holdings Pte. Ltd. has shared power to vote or direct the vote of 3,819,709 Class B Shares and shared power to dispose or direct the disposition of 3,819,709 Class B Shares.
(23) Information with respect to beneficial ownership of Wellington Management Company, LLP is included herein in reliance on an amended Schedule 13G dated February 11, 2000, filed with the SEC. The Schedule 13G indicates that Wellington Management Company, LLP has shared power to vote or direct the vote of 2,989,600 Class B Shares and shared power to dispose or direct the disposition of 3,307,050 Class B Shares.

   The following table sets forth, as of February 29, 2000, the beneficial ownership of the outstanding common shares of each of Homestead Village Incorporated ("Homestead"), Archstone Communities Trust ("Archstone"), ProLogis Trust ("ProLogis"), Security Capital European Realty ("SC-European Realty") and Security Capital U.S. Realty ("SC-U.S. Realty"), each of which is an affiliate of Security Capital, for (i) each Director of Security Capital,
(ii) each Named Executive Officer and (iii) the Directors and executive officers of Security Capital as a group. The address of each person listed below is c/o Security Capital Group Incorporated at the administrative offices of SCGroup Incorporated located at 7777 Market Center Avenue, El Paso, Texas 79912. Unless otherwise indicated in the footnotes, all of the interests are owned directly, and the indicated person or entity has sole voting and investment power.

                                                                 SC-European    SC-U.S.
                           Homestead    Archstone     ProLogis      Realty      Realty
                          ------------ ------------ ------------ ------------ -----------
Name of Beneficial Owner  Number  %(1) Number  %(1) Number  %(1) Number  %(1) Number %(1)
------------------------  ------  ---- ------- ---- ------- ---- ------- ---- ------ ----
C. Ronald Blankenship
 (2)....................    7,311   *   36,030   *      825   *        0           0
Samuel W. Bodman (3)....        0          775   *   32,308   *        0           0
Hermann Buerger.........        0            0            0            0           0
John P. Frazee, Jr. (4).   79,358   *        0        2,935   *        0           0
Cyrus F. Freidheim, Jr.
 (5)....................        0            0        9,958   *        0      10,000   *
H. Laurance Fuller (6)..      216   *    1,110   *    2,846   *        0           0
Ray L. Hunt (7).........    6,511   *   46,007   *  162,671   *  382,500   *       0
John T. Kelley, III (8).    2,739   *   58,585   *   88,833   *        0      25,000   *
William D. Sanders (9)..    3,500   *        0        2,730   *  106,250   *   9,500   *
Peter S. Willmott (10)..   97,709   *   18,922   *        6   *        0           0
Thomas G. Wattles (11)..    1,300   *       12   *   27,715   *        0           0
Thomas B. Allin.........        0            0            0            0           0
A. Richard Moore, Jr....        0            0            0            0           0
Constance B. Moore......        0        2,206   *        0            0           0
All Directors and
 executive officers as a
 Group (26 persons).....  203,287   *  170,871   *  335,722   *  490,100   *  80,500   *

--------
*Less than 1%.
(1) For each person who owns options which are exercisable within 60 days, the calculation of the percentage ownership assumes that only that person has exercised all of his options and that no other person has exercised any outstanding options.
(2) Homestead shares include 2,895 shares held by a corporation of which Mr. Blankenship is a controlling shareholder. Archstone shares includes 14,936 shares held by a corporation of which Mr. Blankenship is a controlling shareholder.
(3) Archstone shares include 775 shares held by M. Diane Bodman's IRA account. ProLogis shares are owned by the Bodman Foundation, a charitable trust for which Mr. Bodman is trustee and in which Mr. Bodman disclaims any beneficial interest.
(4) Homestead shares include 22,758 shares held by Mr. Frazee's IRA account, 600 shares held by Mr. Frazee's children, 50,000 shares held by a corporation of which Mr. Frazee's wife is president and of which Mr. Frazee is an officer, and options to acquire 6,000 shares. ProLogis shares include 402 shares held by Mr. Frazee's wife and 1,212 shares held by his children.
(5) SC-U.S. Realty shares are held by Mr. Freidheim's wife.
(6) Includes 108 Homestead shares held by Mr. Fuller's wife, 555 Archstone shares held by Mr. Fuller's wife, and 402 ProLogis shares held by Mr. Fuller's wife.
(7) Homestead shares include 660 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 5,521 shares held by a family limited partnership of which a corporation which Mr. Hunt owns is the general partner and 330 shares held by a corporation which Mr. Hunt owns. Homestead shares exclude 330 shares which Mr. Hunt's wife owns as separate property and 23,479 shares held by Hunt Financial Corporation, the capital stock of which is held, indirectly through a series of corporations, by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership.

   Archstone shares include 3,742 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney, 31,192 shares held by a family limited partnership of which a corporation which Mr. Hunt owns is the general partner and 1,871 shares held by a corporation which Mr. Hunt owns. Archstone shares exclude 1,871 shares which Mr. Hunt's wife owns as separate property and 111,800 shares held by Hunt Financial Corporation, the capital stock of which is held, indirectly through a series of corporations, by trusts for the benefit of Mr. Hunt and members of his family, as to which Mr. Hunt disclaims beneficial ownership.
   ProLogis shares include 10,146 shares held by family trusts for which Mr. Hunt is trustee, 2,534 shares for which Mr. Hunt shares beneficial ownership pursuant to power of attorney, 146,192 shares held by a family limited partnership of which a corporation which Mr. Hunt owns is the general partner and 2,532 shares held by a corporation owned directly by Mr. Hunt or by trusts for which he is a trustee. ProLogis shares exclude 1,269 shares which Mr. Hunt's wife owns as separate property, as to which Mr. Hunt disclaims beneficial ownership, and 605,900 shares held by Hunt Realty Corporation, as to which Mr. Hunt disclaims beneficial ownership. The SC-European Realty shares include 382,500 shares for which Mr. Hunt shares beneficial ownership pursuant to powers of attorney. Excludes 425,000 shares owned by Hunt Securities Corporation, as to which Mr. Hunt disclaims beneficial ownership.
 (8) Homestead, SC-U.S. Realty and Archstone shares are held in a trust for which Mr. Kelley is trustee. Archstone shares include options to acquire 8,000 shares. ProLogis shares include 88,833 shares held by a trust for which Mr. Kelley is trustee.
 (9) Homestead shares include 3,500 shares held by a family partnership. ProLogis shares include 2,275 shares held by a family partnership and 455 shares held by Mr. Sanders' wife.
(10) Includes four ProLogis shares held by Mr. Willmott's children and two ProLogis shares held by Mr. Willmott's wife.
(11) Includes 12 Archstone shares held by Mr. Wattles children. Homestead shares include one share held by Mr. Wattles' child with the remaining Homestead shares held in an IRA account. ProLogis shares include 2,333 shares held by Mr. Wattles' children, six shares held by his wife and 8,041 shares held in an IRA account.

                             ELECTION OF DIRECTORS

   The designated proxy holders, unless otherwise instructed, will vote shares represented by the proxy to elect C. Ronald Blankenship, Samuel W. Bodman, Hermann Buerger and John P. Frazee, Jr. as Class I Directors. If elected, each nominee will serve as a Director until the annual meeting of shareholders in 2003. If any of the nominees is not available for election, which is not anticipated, the shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board. The Board recommends that shareholders vote FOR the election of each nominee.

Nominees

                                     Business Experience and
                                  Directorships of Publicly Held       Director
        Director         Age                Companies                   since
        --------         ---      ------------------------------       --------
 C. Ronald Blankenship.   50 Vice Chairman and Chief Operating           1998
                             Officer of Security Capital since May
                             1998. Director of CarrAmerica Realty
                             Corporation and Storage USA, Inc.
                             Managing Director of Security Capital
                             from 1991 until 1998. Prior to June
                             1997, Chairman of Archstone and since
                             March 2000, Trustee of Archstone.
                             Interim Chairman, Chief Executive
                             Officer and Director of Homestead since
                             May 1999.

 Samuel W. Bodman......   61 Chairman and Chief Executive Officer of     1990
                             Cabot Corporation since 1988. Director
                             of Cabot Corporation, John Hancock
                             Financial Services, Inc., Thermo
                             Electron Corp. and Westvaco Corp.

 Hermann Buerger.......   56 Executive Vice President of Commerzbank     1996
                             AG. Director of Paging Network
                             Incorporated and United Dominion
                             Industries.

 John P. Frazee, Jr....   55 Director, Chairman and Chief Executive      1990
                             Officer of Paging Network Incorporated
                             since 1997, and President from 1997 to
                             1999. Formerly, President and Chief
                             Operating Officer of Sprint
                             Corporation. Director of Cable
                             Satellite Public Affairs Network (C-
                             SPAN), Vast Wireless Solutions, Dean
                             Foods Company and Homestead. Mr. Frazee
                             is also Chairman and Chief Executive
                             Officer of Vast Wireless Solutions.

Continuing Directors

   The following persons will continue to hold positions as Directors:

   Cyrus F. Freidheim, Jr.--64--Vice Chairman of Booz . Allen & Hamilton, Inc., an international management consulting firm, which he joined in 1966. Mr. Freidheim is a Director of Household International Inc. and MicroAge, Inc. Mr. Freidheim is a Class II Director, and his term as Director expires in 2001.

   H. Laurance Fuller--61--Co-Chairman and Director of BPAmoco p.l.c. from January 1999 until March 2000. Formerly Chairman and Chief Executive Officer of Amoco Corporation. Mr. Fuller is a Director of Abbott Laboratories, Chase Manhattan Corporation and Motorola, Inc. Mr. Fuller is a Class II Director, and his term as Director expires in 2001.

   Ray L. Hunt--57--Chairman and Chief Executive Officer of Hunt Oil Company and Chairman, Chief Executive Officer and President of Hunt Consolidated Inc. Mr. Hunt is a Director of Halliburton Company, Electronic Data Systems Corporation and PepsiCo, Inc. Mr. Hunt is a Class II Director, and his term as Director expires in 2001.

   John T. Kelley, III--59--Founding Officer and Advisory Trustee of ProLogis since January 1993. Mr. Kelley has been a Trustee of Archstone since 1988 and a Director of Regency Realty Corporation since March 1999, prior to which he served as Chairman of the Board of Pacific Retail Trust. Mr. Kelly is a Class III Director, and his term as Director expires in 2002.

   William D. Sanders--58--Founder, Chairman and Chief Executive Officer of Security Capital. Mr. Sanders is a Director of CarrAmerica Realty Corporation, SC-U.S. Realty, SC-European Realty and Storage USA, Inc. and is an Advisory Director of Regency Realty Corporation. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT). Mr. Sanders is a Class III Director, and his term as Director expires in 2002.

   Peter S. Willmott--62--Chairman and Chief Executive Officer of Willmott Services, Inc., since 1989. Mr. Willmott is a Director of Federal Express Corp. Mr. Willmott is a Class III Director, and his term as Director expires in 2002.

Meetings and Committees

   The Board held six meetings in 1999.

   The Audit Committee of the Board, composed of Messrs. Fuller (Chairman), Buerger, Freidheim and Willmott, makes recommendations concerning the engagement of independent public accountants, reviews the plans and results of the audit engagement with the independent public accountants, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of Security Capital's internal accounting controls. The Audit Committee held three meetings in 1999.

   The Management Development and Compensation Committee (the "Compensation Committee"), composed of Messrs. Bodman (Chairman), Frazee and Kelley, reviews and approves compensation arrangements and plans of Security Capital and administers the various long term incentive plans of Security Capital. The Compensation Committee held three meetings in 1999.

   The Executive Committee, composed of Messrs. Sanders (Chairman), Frazee, Hunt and Blankenship, has full authority to act on behalf of the Board between regular meetings of the Board, to the extent permitted by Maryland law. The Executive Committee held no meetings in 1999.

   In November 1999, the Board established a Nominating Committee and elected Messrs. Frazee (Chairman), Bodman, Fuller and Hunt as members. The Nominating Committee will have the responsibility to identify and select individuals for nomination to the Board. The Nominating Committee did not meet in 1999.

   During 1999, each Director attended at least 75 percent of the total number of meetings of the Board and the committees on which he served.

Director Compensation

   Security Capital pays an annual retainer of $35,000 to Directors who are not officers or employees of Security Capital or its affiliates. The retainer is paid quarterly to the Directors in cash or, at the election of the Director, in Class A Shares based on the then current fair market value of the Class A Shares. Non-employee chairpersons of Board committees receive an additional annual retainer of $3,000 payable in cash or, at the election of the Director, in Class A Shares based on the then current fair market value of the Class A Shares. Officers of Security Capital or its affiliates who are Directors are not paid any Director fees. Directors are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

Outside Directors Plan

   The purpose of the Security Capital Group Incorporated Outside Directors Plan (the "Outside Directors Plan") is to enable each Director who is not an employee or officer of Security Capital or any of its affiliates (an "Outside Director") to increase their ownership of Security Capital and thereby further the identity of their interests with those of Security Capital's other shareholders. The Secretary of Security Capital (the "Administrator") administers the Outside Directors Plan with a view to Security Capital's best interests and the Outside Directors Plan's objectives.

   Under the Outside Directors Plan, each Outside Director is entitled to receive on January 1 of each year an option to purchase 7,500 Class B Shares at a price per Class B Share equal to the fair market value of a Class B Share on that date. Before March 1998, each Outside Director received an annual option to purchase 150 Class A Shares at a price per Class A Share equal to the fair market value of a Class A Share on January 1 of each year.

   The number of Class B Shares currently reserved for issuance upon exercise of options granted under the Outside Directors Plan is 173,750. Options for a total of 3,525 Class A Shares and 120,000 Class B shares have been issued and are outstanding under the Outside Directors Plan. In the event of certain transactions affecting the type or number of outstanding shares, the Administrator may make adjustments to Class B Shares and options that are subject to the Outside Directors Plan.

   Options granted after March 1998 may be exercised immediately. Options granted before March 1998 became exercisable one year after the date of grant. Each option expires on the ten-year anniversary of the date of grant.

                             EXECUTIVE COMPENSATION

   The following table presents compensation for 1999, 1998 and 1997 paid to the Named Executive Officers:

                                   Annual Compensation                 Long-Term Compensation
                         --------------------------------------- ----------------------------------
                                                                   Class A     Class B
                                                                   Shares      Shares    Restricted
                                                                 Underlying  Underlying    Stock     All Other
                                                  Other Annual      Stock       Stock      Awards   Compensation
Name and Position        Year Salary($) Bonus($) Compensation(1) Options (#) Options (#)  ($) (2)     ($) (3)
------------------------ ---- --------- -------- --------------- ----------- ----------- ---------- ------------
William D. Sanders--     1999  650,000  641,500      19,398          --        375,000       --         6,216
 Chairman and Chief      1998  300,000  781,500        --            --        295,593   1,732,500      5,070
 Executive Officer       1997  300,000  481,150        --           3,667        --          --           270

C. Ronald Blankenship--  1999  550,000  574,150        --            --        160,000   1,121,250      4,260
 Vice Chairman and       1998  275,000  711,500        --            --        364,831   1,443,750        270
 Chief Operating Officer 1997  275,000  525,000        --           3,248        --          --           763

Thomas G. Wattles--      1999  450,000  445,500       2,836          --        100,000     731,250      7,444
 Managing Director       1998  260,000  643,000        --            --        207,119   1,155,000      5,070
                         1997  260,000  440,000        --           2,830        --          --           132

Constance B. Moore (4)   1999  400,000  507,000        --             235      360,000       --       149,954
 Managing Director       1998    --        --          --            --          --        649,688       --

Thomas B. Allin (5)      1999  400,000  401,000        --            --         40,000     243,750     52,561
 Managing Director       1998   33,334     --          --            --        115,000       --          --

A. Richard Moore, Jr.    1999  400,000  400,000        --            --         40,000     243,750      7,356
(6)
 Managing Director       1998  250,257  362,500        --           1,070       50,000     707,813      1,000

--------
(1) Includes earnings deferred under the non-qualified savings plan.
(2) Amounts shown represent restricted stock unit awards made in 1999 and 1998 under the 1998 Long-Term Incentive Plan. Awards granted in 1998 vest upon the earlier of December 9, 2003, or the date upon which the Class B Shares have traded at a closing price of at least $40 per share for ten consecutive trading days. Awards granted in 1999 vest in one-fourth increments on the first, second, third and fourth anniversaries of December 1, 1999. The aggregate number of Class B Shares covered by restricted stock unit awards and the value of the restricted stock unit awards at December 31, 1999, based on the closing price of the Class B Shares on that date, for the Named Executive Officers were: Mr. Sanders--120,000 shares ($1,500,000); Mr. Blankenship--192,000 shares ($2,400,000); Mr. Wattles--
    140,000 shares ($1,750,000); Ms. Moore-- 45,000 shares ($562,500); Mr.
    Allin--20,000 shares ($250,000); and Mr. Moore--62,500 shares ($781,250).
(3) Includes contributions made by Security Capital in 1998 and 1999 under its 401(k) savings plan and its non-qualified savings plan and the dollar value of insurance premiums paid by Security Capital for term life insurance for the benefit of the Named Executive Officer. Beginning in 1998, Security Capital has matched up to 50% of the first 6% of compensation contributed by the employee under the 401(k) savings plan or non-qualified savings plan with Class B Shares.
(4) Ms. Moore joined Security Capital on January 1, 1999. Class A Share options were issued in 1999 to replace options surrendered by Ms. Moore to cover tax payment obligations arising from exercise of options for Class A Common Stock in 1999 pursuant to the terms of her option agreements. 48.416 of these Class A options expired on December 31, 1999.
(5) Mr. Allin joined Security Capital on December 1, 1998.
(6) Mr. Moore joined Security Capital in May 1998. The restricted share award for 1998 includes an award for 7,500 Class B Shares granted to Mr. Moore on July 8, 1998, under the 1998 Long-Term Incentive Plan in connection with his initial offer of employment. These awards vest in one-third increments on each May 21 following the grant date. The value of the remaining 5,000 Class B Shares of the award at December 31, 1999, was $62,500.

   In December 1998, the Board granted restricted stock unit awards to certain key executives whom the Compensation Committee deemed critical to the long-term success of Security Capital to promote long-term retention and provide incentives to these key executives to achieve targeted shareholder value goals. The restricted stock unit awards are composed of units which will vest for a specified number of Class B Shares. The Board granted restricted stock unit awards to 11 key executives, including the Named Executive Officers (other than Mr. Allin), for a total of 728,000 Class B Shares, which awards will vest upon the earlier of December 9, 2003, or the date upon which the Class B Shares trade at a closing price of at least $40 per share for ten consecutive trading days. The Board also granted restricted stock unit awards to 18 other key executives for a total of 540,000 Class B Shares, which awards will vest 10% on the first anniversary, 20% on the second anniversary, 30% on the third anniversary, and 40% on the fourth anniversary of the date of grant (December 9, 1998). All restricted stock unit awards will vest earlier in the case of the recipient's retirement, disability or death, or upon a change of control and termination of the recipient's employment.

   In December 1999, the Board granted restricted stock unit awards to certain key executives whom the Compensation Committee deemed critical to the long-term success of Security Capital to promote long-term retention and provide incentives to these key executives to achieve targeted shareholder value goals. The restricted stock unit awards are composed of units which will vest for a specified number of Class B Shares. The Board granted restricted stock unit awards to 21 key executives, including the Named Executive Officers (other than Mr. Sanders and Ms. Moore, each of whom instead elected to receive options for Class B Shares), for a total of 426,800 Class B Shares, which awards will vest 25% on the first anniversary, 25% on the second anniversary, 25% on the third anniversary, and 25% on the fourth anniversary of the date of grant (December 1, 1999). All restricted stock unit awards will vest earlier in the case of the recipient's retirement, disability or death, or upon a change of control and termination of the recipients employment.

Option Grants

   During 1999, options for 2,552,800 Class B Shares were granted by the Compensation Committee to 148 key employees and officers of Security Capital and its affiliates. The following table presents information about individual grants of options to the Named Executive Officers.

                                           Individual Grants
                        -------------------------------------------------------
                         Class B    Percent of
                          Shares      Total     Exercise               Grant
                        Underlying   Options       or                   Date
                         Options    Granted to    Base                Present
                         Granted   Employees in   Price   Expiration   Value
Name                      (#)(1)     1999 (%)   ($/share)    Date      ($)(2)
----                    ---------- ------------ --------- ---------- ----------
William D. Sanders.....  175,000                $14.6875   8/19/09   $1,124,095
                         200,000      14.69%    $12.1875   12/1/09   $1,066,000

C. Ronald Blankenship..  160,000       6.27%    $14.6875   8/19/09   $1,027,744

Thomas G. Wattles......  100,000       3.92%    $14.6875   8/19/09   $  642,340

Constance B. Moore.....  270,000                $13.5625    1/1/09   $1,601,478
                          40,000                $14.6875   8/19/09   $  256,936
                          50,000      14.10%    $12.1875   12/1/09   $  266,500

Thomas B. Allin........   40,000       1.57%    $14.6875   8/19/09   $  256,936

A. Richard Moore, Jr...   40,000       1.57%    $14.6875   8/19/09   $  256,936

--------
(1) These options become exercisable in one-fourth increments on the first, second, third and fourth anniversaries of the dates of grant, except that such options may be exercised earlier in the case of the optionee's retirement, disability or death or upon a change of control and termination of the optionee's employment.

(2) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model for estimating the value of the options include the following: risk-free interest rates of 6.58%; expected lives of 6.25 years; no expected dividends; and expected volatility of 29.57%.

Option Exercises in 1999 and Year-End Option Values

   The following table presents information about exercises of options during 1999 by the Named Executive Officers and the year-end value of unexercised options owned by the Named Executive Officers:

                                                       Number of Class A Shares and         Value of Unexercised
                                                         Class B Shares Underlying         in-the-money options at
                                                      Unexercised Options at Year-End      December 31, 1999($)(1)
                       Class A  Class B               -------------------------------      -----------------------
                        Shares   Shares                                   Class A Class B
                       Acquired Acquired            Class A     Class B   Shares  Shares
                          on       on     Value     Shares      Shares    Unexer- Unexer-
                       Exercise Exercise Realized Exercisable Exercisable cisable cisable Exercisable Unexercisable
Name                      #        #        #          $           #         #       #         $            $
----                   -------- -------- -------- ----------- ----------- ------- ------- ----------- -------------
William D. Sanders         --     --          --     3,473      73,898     3,991  596,695    374,480      62,500
C. Ronald Blankenship      --     --          --     7,898      91,207     4,816  433,624  1,675,839     341,364
Thomas G. Wattles          --     --          --     6,543      51,779     4,108  255,340  1,362,519     264,674
Constance B. Moore     998.884    --     $691,942    1,279      67,500     1,282  292,500     34,675      90,506
Thomas B. Allin            --     --          --         0      28,750         0  126,250          0           0
A. Richard Moore, Jr.      --     --          --         0      12,500     1,070   77,500          0           0

--------
(1) Based on the December 31, 1999, NYSE closing prices of $620 per Class A Share and $12 1/2 per Class B Share.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   Security Capital has no employment contracts with any executive officer.

   Under the Company's 1998 Long-Term Incentive Plan, if (i) a participant's employment is terminated or constructively terminated by Security Capital or a successor to Security Capital or an affiliated entity which is his or her employer for reasons other than cause following a change in control (as defined in the 1998 Long-Term Incentive Plan) of Security Capital or (ii) the 1998 Long-Term Incentive Plan is terminated by Security Capital or its successor following a change in control without provision for the continuation of outstanding awards, all unexpired options will become immediately exercisable and all restricted stock unit awards will immediately vest. The Company's 1995 Option Plan (the "1995 Option Plan") contains similar provisions for options granted under that plan.

   Security Capital has entered into change in control agreements with each of its officers, including the Named Executive Officers. The agreements provide that, if the officer is terminated or constructively terminated other than for cause within two years after a change in control of Security Capital, the officer will be entitled to receive a lump-sum severance payment (the amount of which depends upon the individual's responsibility level within Security Capital), together with certain payments and benefits, including continuation of certain employee benefits. An additional payment will be required to compensate certain officers for excise taxes imposed upon severance payments under these agreements. The severance amounts would range from three times the sum of base salary and target bonus for the year in which termination occurs, plus pro-rated target bonus through the date of termination, for the three most senior officers, to one times salary, plus pro-rated target bonus through the date of termination, for other officers.

   As part of A. Richard Moore's original employment offer in May 1998, Security Capital agreed that if Mr. Moore's employment is terminated without cause during his initial three years of employment, any unvested restricted stock unit awards granted as part of his initial employment offer will vest, and he will receive one year's pay (base salary and target bonus) as severance pay.

   As part of Thomas Allin's original employment offer in November 1998, Security Capital agreed that if Mr. Allin's employment is terminated without cause before December 2000, Security Capital will pay Mr. Allin 12 months' salary, subject to execution of a settlement agreement.

Loans to Executive Officers

   See "Certain Relationships and Transactions" for a description of loans made to executive officers of Security Capital.

1998 Long-Term Incentive Plan

   The 1998 Long-Term Incentive Plan authorizes the establishment of one or more qualified and non-qualified option programs and authorizes the award of share grants (any of which may be subject to restrictions). A total of 12,257,733 Class B Shares was reserved originally for issuance and 6,759,840 remain available for award at March 1, 2000. In the event of certain transactions affecting the type or number of outstanding shares, the shares and awards subject to the 1998 Long-Term Incentive Plan may be adjusted. All exempt employees of Security Capital or any of its affiliates are eligible to participate in the 1998 Long-Term Incentive Plan. The Compensation Committee determines, subject to full Board approval for senior officers, which employees and other persons providing advisory services to Security Capital and its affiliates are eligible to receive awards under the 1998 Long-Term Incentive Plan, and the terms and conditions of those awards. Options expire on the date determined by the Compensation Committee which will not be later than the tenth anniversary of the grant date.

   The 1998 Long-Term Incentive Plan also provides that the Compensation Committee may award participants stock, the distribution of which is subject to the satisfaction of conditions established by the Compensation Committee. The number of shares and the conditions will be established by the Compensation Committee at the time the award is made, provided that any performance period will be at least one year and no more than 2,451,546 Class B Shares (20% of the total aggregate shares reserved for grant under the 1998 Long-Term Incentive Plan) may be for stock awards. 862,446 Class B Shares remain available for stock awards at March 1, 2000.

   Subject to obtaining any approvals required by applicable law or New York Stock Exchange requirements, the Board may amend or terminate the 1998 Long-Term Incentive Plan at any time, provided that no amendment or termination may materially adversely affect the rights of participants under any award made under the 1998 Long-Term Incentive Plan prior to the date that the amendment or termination is adopted by the Board.

1995 Option Plan

   The 1995 Option Plan provides for the granting of options to purchase Class A Shares. The Compensation Committee administers the 1995 Option Plan determining, among other things, the employees of Security Capital or its subsidiaries or affiliates to whom awards under the 1995 Option Plan will be granted, and the exercise price which may not be less than the greater of the fair market value of an underlying Class A Share on the date of the grant of the option or the par value of the underlying share. The expiration date for each option is no later than the ten-year anniversary of the date on which the option is granted.

   Options for up to 35,192 Class A Shares remain available for grant under the 1995 Option Plan. In the event of certain transactions affecting the type or number of shares outstanding, the number of shares or awards outstanding under the 1995 Option Plan may be adjusted.

   Subject to obtaining any approvals required by applicable law or New York Stock Exchange requirements, the Board may amend or terminate the 1995 Option Plan, at any time, provided that no amendment or termination may materially adversely affect the rights of any participant or beneficiary under any option granted under the 1995 Option Plan prior to the date that amendment or termination is adopted by the Board.

Other Option Plans

   Security Capital's predecessors also adopted the Security Capital Realty Investors Incorporated Option Plans A and B (each, a "Realty Option Plan") and the Security Capital Group Incorporated 1991 and 1992 Option Plans A and the 1991 and 1992 Option Plans B (each, a "Group Option Plan"). The Realty Option Plans provide for the grant of options to purchase Class A Shares. Each of the Group Option Plans provides for the grant of options to purchase Class A Shares. Generally, all of the plans contain terms substantially similar to the 1995 Option Plan. The number of Class A Shares reserved for issuance pursuant to options under the Realty Option Plans A and B and the Group 1991 and 1992 Option Plans A and the 1991 and 1992 Option Plans B are 16,366, 3,845, 9,982, 29,946, 7,010 and 21,031, respectively. Of those shares, 957, 0, 484, 3,724,
524 and 538, respectively, remain available for the granting of options thereunder.

         1999 COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Compensation Committee is comprised entirely of non-employee directors and is responsible for acting on behalf of the Board with respect to (i) general compensation and benefit practices of Security Capital, (ii) reviewing and making recommendations to the Board of salaries and other compensation actions for Security Capital's Chief Executive Officer, Named Executive Officers and other senior executive officers, and (iii) adopting, administering and approving or recommending the approval by the Board of awards under annual and long-term incentive compensation plans.

Compensation Philosophy

   The Compensation Committee is committed to a compensation philosophy that rewards employees on the basis of Security Capital's success in attaining corporate financial objectives as well as on the basis of the employees' success in attaining individual financial and qualitative performance objectives. Security Capital's compensation program is designed to:

  . Attract, motivate, reward and retain highly qualified executives.

  . Align shareholder and employee interests.

  . Reward long-term career contributions to Security Capital.

  . Emphasize the variable portion of total compensation (cash and stock) as an individual's level of responsibility increases.

  . Provide fully competitive compensation opportunities consistent with performance.

  . Encourage teamwork.

   During 1999, the Compensation Committee conducted a review of Security Capital's executive compensation programs, assessing the effectiveness of the programs and relative competitiveness versus identified companies of similar size and business characteristics to Security Capital. This comparable group included companies from both the real estate investment trust and diversified financial marketplace representing the most direct competitors for executive talent. The review was also used to verify that changes made to the compensation program effective for 1999 were having the desired results.

Key Elements of Compensation

   The key elements of Security Capital's executive compensation program are base salary, employee benefits, annual bonus and long-term stock incentives. As an executive's level of responsibility increases, a greater portion of total compensation is based on annual and long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the executive's role and relative impact on business results consistent with Security Capital's variable pay for performance philosophy.

Base Salary

   The philosophy of Security Capital is to provide base salaries that recognize an individual's ongoing contribution to the organization, are commensurate with an individual's experience and organization level, and are competitive with mid-market salary levels of the comparable market benchmarks. To achieve Security Capital's base salary pay philosophy and desired competitive posture for 1999, salary levels were generally increased, in some cases significantly, consistent with the overall responsibilities of the position, the performance and experience of the individual, and the position versus mid-market levels of comparable market benchmarks. The increases were based on an independent compensation consultant's review, which determined that Security Capital's base salaries for senior management positions in general, and for the Named Executives in particular, were significantly below mid-market levels versus comparable companies. Formal, company-wide salary reviews are conducted every two years, but the Compensation Committee may adjust salaries on an individual basis as needed at any time.

Annual Bonus

   Security Capital's senior executives are eligible for annual cash bonus awards based on Security Capital, business unit and individual performance during the prior year. Target bonus award levels have been established for plan participants based on participants' role, organization level and market competitive practices as determined by independent compensation consultants. Annual performance goals are established for eligible annual bonus participants at the beginning of each fiscal year. For the Named Executive Officers, the annual performance goals are established during the year by the Compensation Committee. Generally, performance goals may include financial measures such as earnings before depreciation, amortization and deferred taxes (EBDADT), as well as more qualitative measures, such as strategic acquisitions and deployment of capital, that position Security Capital for growth.

   Performance versus these criteria will determine individual awards with 100% achievement resulting in payment of the target bonus award. Awards for performance below and above this level of achievement will be at the discretion of the Compensation Committee. Additionally, bonus awards earned under the program may be further adjusted up or down at the discretion of the Compensation Committee based on the quality of the results, extraordinary circumstances, and other factors that the Compensation Committee deems relevant.

   Based on 1999 individual, business unit and Security Capital performance results, the Compensation Committee approved an aggregate bonus award equal to 75% of the aggregate target level. Additionally, a discretionary bonus pool was established to be awarded to key executives and top performers based on a review by senior management.

Long-Term Stock Incentives

   Long-term stock incentives are designed to foster significant ownership of Security Capital stock, promote a close identity of interests between Security Capital senior executives and shareholders, and motivate and reward long-term strategic management and enhancement of shareholder value.

   Since Security Capital was founded, non-qualified stock options have been the primary long-term incentive vehicle and constitute a major component of senior executive compensation. Option awards generally reflect the executive's level of responsibility and impact on the long-term success of Security Capital. Additionally, consideration is given to an executive's potential for future responsibility and impact on longer term results. Stock options were granted in August and December 1999 with exercise prices equal to the market prices on the dates of grant and vest ratably over four years.

   In December 1999, restricted stock units were granted on a highly selective basis to key executives critical to the long-term success of Security Capital to promote long-term retention. Restricted stock unit awards granted in 1999 vest ratably over four years. Individuals granted restricted stock units could, at their election, choose to receive stock options in lieu of the restricted stock unit award on an equal economic basis as determined by independent compensation consultants.

   In the aggregate, the number of stock options and/or restricted stock units granted in 1999 generally reflects competitive practices of comparable companies.

   The Compensation Committee believes long-term stock incentives are integral in motivating senior executives to achieve Security Capital's long-range goals and enhance shareholder value. The Compensation Committee intends to continue to emphasize this element of the compensation package.

Chief Executive Officer Compensation

   The Compensation Committee meets annually without the Chief Executive Officer present to evaluate his performance and to determine his compensation. In considering Mr. Sanders' compensation, the Compensation Committee considers his principal responsibilities, which are to provide the overall vision and strategic direction and leadership for Security Capital, to attract and retain highly qualified employees and to develop and maintain key capital relationships for Security Capital.

   Effective for 1999, Mr. Sanders' base salary was increased to $650,000. This increase was intended to bring Mr. Sanders' base salary to competitive base salary levels of other Chief Executive Officers in companies of comparable size and business profile and represents the first increase in base salary for Mr. Sanders since January 1, 1997.

   In determining Mr. Sanders' 1999 annual bonus and long-term incentive award, the Compensation Committee reviewed the overall performance of Security Capital and Mr. Sanders' individual performance. During 1999, Security Capital achieved several important objectives that the Compensation Committee believed Mr. Sanders was instrumental in achieving:

  . A clear plan for unlocking value was developed with the intent of narrowing the difference between Security Capital's current stock price and its net asset value.

  . The Security Capital share repurchase program was initiated.

  . A restructuring of Homestead Village Incorporated was completed.

  . The sale of Security Capital's interest in Strategic Hotel Capital was completed.

  . Significant progress was made in reducing Security Capital's operating expenses. Operating expenses have been reduced 22.8% during 1999.

  . Significant progress was made in improving Security Capital's debt coverage ratio from 1.74X to 2.37X.

   In view of these accomplishments, the Compensation Committee recommended an award for Mr. Sanders of an annual bonus of $650,000 for 1999 (which amount was reduced by directors' fees received from affiliates of Security Capital). Additionally, the Compensation Committee recommended a grant to Mr. Sanders of stock options to acquire 375,000 Class B Shares for 1999. The Compensation Committee has determined that the combination of the annual bonus award and stock option grants, in addition to base salary, would place Mr. Sanders' total compensation at approximate mid-market levels versus the comparable companies.

   The full Board approved these recommendations.

SECTION 162(m)

   The Compensation Committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although Security Capital's plans are designed to relate compensation to performance, certain elements of the plans do not meet the tax law's requirements because they allow the Compensation Committee to exercise discretion in setting compensation. The Compensation Committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the Compensation Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m).

   This report is submitted by the members of the Compensation Committee:
Samuel W. Bodman, John P. Frazee, Jr. and John T. Kelley, III.

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Class A Shares and Class B Shares against the cumulative total return of the Standard & Poor's Composite--500 Stock Index, the Wilshire Real Estate Securities Index and the Wilshire Real Estate Operating Company Index for the period beginning September 18, 1997 (the date that the Class A Shares and Class B Shares began trading on the New York Stock Exchange) and ended December 31, 1999. The Class A Share and Class B Share price performance shown on the graph is not necessarily indicative of future price performance.

   It would be difficult to develop a peer group of companies similar to Security Capital. Security Capital is a real estate research, investment and operating management company engaged in a number of diverse business activities. A majority of Security Capital's investments are in public and private strategic real estate operating companies which own and operate commercial real estate. Security Capital has used for comparative purposes the Wilshire Real Estate Securities Index, which is comprised of publicly traded real estate securities of companies which own and operate commercial real estate. Security Capital is a C Corporation and not a REIT and has therefore also used for comparative purposes the Wilshire Real Estate Operating Company Index, which is composed of the securities of other C Corporation real estate operating companies.

                   Comparison of Cumulative Total Return(1)
   Security Capital Class A Shares, Class B Shares, S&P Composite-500 Stock
                                    Index,
   Wilshire Real Estate Securities Index and Wilshire Real Estate Operating
                                 Company Index

                           [Line Graph Appears Here]

                          September 18, 1997 December  31, 1997 December 31, 1998 December 31, 1999
                          ------------------ ------------------ ----------------- -----------------
Class A Shares                 $100.00            $112.86            $ 47.14           $ 44.29

Class B Shares                  100.00             116.07              48.44             44.64

S&P 500                         100.00             102.91             132.32            160.17

Wilshire Real Estate
 Securities Index               100.00             104.59              86.36             83.61
Wilshire Real Estate
 Operating Company Index        100.00              98.39              76.96             71.32

(1) Assumes that the value of the investment in Class A Shares and Class B Shares and each index was $100.00 on September 18, 1997. Also assumes that the initial investment in Class A Shares and Class B Shares was made at the initial public offering price of $28.00 per Class B Share (equivalent to $1,400.00 per Class A Share).

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

   C. Ronald Blankenship, a Director, Vice Chairman and Chief Operating Officer of Security Capital, is a party to a full recourse secured note and related pledge agreement executed in 1996 with Security Capital, under which Security Capital loaned Mr. Blankenship $925,000. The note is due on the earlier of January 15, 2005, 120 days after Mr. Blankenship is no longer an officer of Security Capital or, if a change of control of Security Capital occurs and Mr. Blankenship's employment with Security Capital is terminated, one year after such termination. Interest accrues at six percent per year and is payable annually on January 15 each year the note is outstanding. The note is secured by Class A Shares of Security Capital, common shares of Archstone, ProLogis and Homestead owned by Mr. Blankenship, and a life insurance policy on Mr. Blankenship in the amount of $925,000 which policy names Security Capital as beneficiary. Mr. Blankenship has also agreed that if he exercises any options for Security Capital securities prior to payment of the note, any securities obtained upon exercise of those options will become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) from the sale of any securities obtained upon exercise of those options will be immediately applied to payment of the note.

   Thomas G. Wattles, a Managing Director of Security Capital, is a party to a full recourse secured note and related pledge agreement executed in 1997 with Security Capital, under which Security Capital loaned Mr. Wattles $418,936.93. The note is due on the earlier of January 15, 2005, 120 days after Mr. Wattles is no longer an officer of Security Capital or, if a change of control of Security Capital occurs and Mr. Wattles' employment with Security Capital is terminated, one year after such termination. Interest accrues at six percent per year and is payable annually on January 15 each year the note is outstanding. The note is secured by Class A Shares of Security Capital, common shares of ProLogis owned by Mr. Wattles, and by a life insurance policy on Mr. Wattles in the amount of $536,000, which policy has been assigned to Security Capital. Mr. Wattles has also agreed that if he exercises any options for Security Capital securities prior to payment of the note, any securities obtained upon exercise of those options will become subject to the pledge agreement and the net proceeds (after payment of minimum withholding taxes) from the sale of any securities obtained upon exercise of those options will be immediately applied to payment of the note.

   Cyrus F. Freidheim, Jr., a Director, has three unsecured full recourse notes outstanding with Security Capital: a note dated January 4, 1991, in the principal amount of $250,000; a note dated April 6, 1992, in the principal amount of $84,083.34; and a note dated December 31, 1993, in the principal amount of $166,667. Each note is due on January 4, 2001. Interest on each note accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%. Interest on each note is payable annually. Mr. Freidheim used the proceeds of each loan to purchase common stock of Security Capital.

   H. Laurence Fuller, a Director, has three unsecured full recourse notes outstanding with Security Capital: a note dated January 4, 1991, in the principal amount of $250,000; a note dated April 6, 1992, in the principal amount of $84,333.34; and a note dated December 31, 1993, in the principal amount of $166,667. Each note is due on January 4, 2001. Interest on each note accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%. Interest on each note is payable annually. Mr. Fuller used the proceeds of each loan to purchase common stock of Security Capital.

   Constance B. Moore, a Managing Director of the Capital Division of Security Capital, has two notes outstanding with Security Capital. Security Capital loaned Ms. Moore $117,250 under an unsecured full recourse note dated September 1, 1993, of which Ms. Moore has repaid $55,809.24. The note is due on September 1, 2003. Interest accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable annually. Ms. Moore used the proceeds of the loan to purchase common stock of Security Capital.

   Security Capital loaned Ms. Moore $250,000 under a second secured full recourse note dated May 10, 1996, which is due on the earlier of January 5, 2006, or 120 days after Ms. Moore is no longer an officer of Archstone or an affiliate thereof. Interest accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and is payable semiannually on each January 5 and July 5. Ms. Moore used the proceeds of the note to purchase common shares of Security Capital Atlantic Incorporated, which are now shares of Archstone. At the time the loan was originally made, Ms. Moore was an officer of Security Capital Atlantic Incorporated.

   Security Capital loaned Ms. Moore $245,625 under another secured full recourse note dated March 31, 1995. During 1999, Ms. Moore repaid this note in full. Interest accrued at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%, and was payable semiannually. Ms. Moore used the proceeds of this note to purchase common shares of Archstone which shares secured the loan. At the time the loan was originally made, Ms. Moore was an officer of Archstone.

   Paul E. Szurek, Chief Financial Officer of Security Capital, has a loan outstanding in the principal amount of $95,000 with Security Capital under a note dated October 30, 1995. The note is due on January 4, 2005, and interest accrues at a floating rate per annum equal to the lowest rate charged by Morgan Guaranty Trust Company of New York to its most creditworthy corporate customers for unsecured loans having a maturity of ninety days or less, in effect from time to time, plus .25%. Interest is payable semiannually. Mr. Szurek used the proceeds of the loan to purchase common shares of SC-U.S. Realty. At the time the loan was originally made, Mr. Szurek was scheduled to become an officer of SC-U.S. Realty.

   Anthony R. Manno, Jr., a Managing Director of the Global Capital Management Group, has a loan outstanding with Security Capital in the principal amount of $250,000 under a secured amended and restated note dated December 1, 1999 (originally issued in June 1997). The note is due on January 12, 2003 or 120 days after the date Mr. Manno ceases to be an officer of any affiliate of Security Capital. Interest on the note accrues at a rate of six percent per annum and is payable annually. Mr. Manno used the proceeds of the loan to purchase shares of Security Capital Preferred Growth Incorporated ("Preferred Growth"), an affiliate of Security Capital, and the note is secured by those shares.

   During 1999, Daniel F. Miranda, formerly a Managing Director of the Global Capital Management Group, had a loan outstanding with Security Capital in the principal amount of $250,000 under a secured note dated June 30, 1997. The note was payable on January 15, 2000, or 120 days after the date Mr. Miranda ceased to be an officer of any affiliate of Security Capital. Interest on the note accrued at a rate of six percent per annum, and was payable annually. Mr. Miranda used the proceeds of the loan to purchase shares of Preferred Growth, and the note was secured by those shares. In January 2000, as part of Mr. Miranda's separation from Security Capital, Security Capital and Mr. Miranda agreed to reduce the principal amount of the note to $242,625, equal to the then fair market value of the Preferred Growth stock purchased with the proceeds of the note. In February 2000, the Preferred Growth shares securing the note were transferred to Security Capital and the note was cancelled.

   On September 8, 1997, Security Capital loaned Gordon S. Kerr, formerly a Managing Director of the Capital Division of Security Capital, $500,000 as part of Mr. Kerr's original employment agreement under which Security Capital agreed to loan him funds to purchase 17,857 Class B Shares. No interest was charged on the loan. In September 1999, as part of Mr. Kerr's separation from Security Capital, Security Capital and Mr. Kerr agreed to reduce the principal amount of the loan to $254,462.25, equal to the then fair market value of the Class B Shares Mr. Kerr had purchased with the proceeds of the loan. In October 1999, Security Capital redeemed the Class B Shares securing the loan in exchange for cancellation of the loan.

   On September 1, 1999, as part of its $100 million share repurchase program, Security Capital purchased from entities affiliated with William Sanders, Chairman and Chief Executive Officer, 225,000 Class B Shares for $3,192,187.50, or $14.1875 per share, which was the lowest per share sale price reported by the New York Stock Exchange on September 1. The purchase was approved by a special committee of outside Directors. In October 1999, Mr. Sanders purchased 4,500 Class A Shares at $733.75 per share in open market transactions for a total of $3,301,875.

   In February, 1999, Security Capital sold a house located in Santa Fe, New Mexico, and a community club membership associated with the house to Constance
B. Moore and her husband for $730,000, as part of their relocation to Santa Fe. Security Capital had purchased the house and membership in July 1997 for $790,000 from a former employee of Security Capital as part of his relocation. Ms. Moore and her husband have agreed that if they sell the house for more than $685,000, Security Capital will receive 50% of the proceeds above $685,000. Ms. Moore and her husband have no obligation to share with Security Capital any of the proceeds from a sale of the club membership.

   Pursuant to an agreement dated July 1, 1997, SC-U.S.Realty, which during 1999 beneficially owned more than 5% of the Class A Shares and the Class B Shares and which currently owns no securities of Security Capital, appointed Security Capital U.S.Realty Management S.A., a wholly owned subsidiary of Security Capital (the "U.S.Realty Adviser"), as operating advisor to provide SC-U.S.Realty with advice with respect to strategy, investments, financing, administrative and all other operating matters affecting SC-U.S.Realty. The U.S.Realty Adviser receives a single all-inclusive annual advisory fee equal to 1.25% of SC-U.S. Realty's average monthly market value of assets, excluding investments in Security Capital securities and investments of short-term cash and cash equivalents. The fee payable to the U.S.Realty Adviser is reduced to the extent that the third-party operating and administrative expenses of SC-U.S.Realty exceed 0.25% of assets per annum. The U.S.Realty Adviser is responsible for paying all fees of Security Capital Investment Research and any other Security Capital advisory affiliates for services related to advising SC-U.S.Realty. The agreement is automatically renewable for successive two-year periods, unless either the U.S.Realty Adviser, on the one hand, or SC-U.S.Realty and Security Capital Holdings S.A., a wholly owned subsidiary of SC-U.S.Realty ("U.S.Realty Holdings"), acting together, on the other hand, give sixty days' prior written notice that the agreement will not be renewed. After the first anniversary date of any renewal date, both SC-U.S.Realty and U.S.Realty Holdings, acting together, may terminate the agreement on not less than sixty days' prior written notice to the U.S.Realty Adviser. During the year ended December 31, 1999, the U.S.Realty Adviser received fees of $32.5 million pursuant to the advisory agreement.

   Homestead, an 87%-owned affiliate of Security Capital, has a $110 million revolving credit facility with Commerzbank AG, New York Branch ("Commerzbank"), as the arranger or agent, and other lenders. On March 18, 1999, the credit facility, which had a maximum principal amount of $170 million, was extended from April 23, 1999, to December 31, 2000. On February 29, 2000, the credit facility was extended to December 31, 2002, and reduced to $110 million in principal amount. In addition, the facility was converted into a $85 million term loan and a $35 million revolving credit facility. Borrowings under the credit facility prior to February 29, 2000, accrued interest at rates equal to 2.0% to 3.0% over LIBOR, 1% to 2% over the prime rate or 1.5% to 2.5% over the federal funds rate, with the margin depending upon the ratio of outstanding indebtedness to the amount of qualifying collateral. As of February 29, 2000, borrowings accrue interest at rates equal to 2.5% over LIBOR, 2% over the prime rate and 2.5% over the federal funds rate.

   Homestead also had two other credit facilities, one with Commerzbank, as the arranger and agent, and other lenders in the maximum principal amount of $30 million and secured by mortgages on Homestead's urban properties (the "Urban Line"), and one solely with Commerzbank in the maximum principal amount of $200 million (the "Bridge Facility"), secured by a subscription agreement with Security Capital for $200 million of convertible subordinated debentures. Borrowings under the Urban Line accrued interest at the rate of 3.0% over LIBOR. Borrowings under the Urban Line were repaid and the Urban Line was terminated in November 1999.

Borrowings under the Bridge Facility bore interest at the Eurodollar rate plus 1.25% or at a base rate of prime plus 0.25%. The average unfunded balance accrued a commitment fee of 0.25% per annum. The Bridge Facility was repaid and terminated in May 1999, with the proceeds of a rights offering in which Security Capital purchased $214 million of Homestead common stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires Security Capital's Directors, officers and beneficial owners of more than 10 percent of the outstanding Class A Shares or Class B Shares to file reports of ownership and changes in ownership of the Class A Shares or Class B Shares with the Securities and Exchange Commission and to send copies of those reports to Security Capital. Based solely on a review of those reports and amendments thereto furnished to Security Capital and on written representations of certain of those persons that they were not required to file certain of those reports, Security Capital believes that no such person failed to file any such report on a timely basis during 1999.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, who have served as auditors for Security Capital since 1991, to serve again as the auditors of Security Capital's books and records for the coming year. A representative of Arthur Andersen is expected to be present at the annual meeting and will be given an opportunity to make a statement if that representative desires to do so and will be available to respond to appropriate questions.

                                 ANNUAL REPORT

   Security Capital's 1999 Annual Report, which includes audited financial statements, has previously been mailed to shareholders or is being mailed to shareholders together with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

   Any proposal by a shareholder of Security Capital intended to be presented at the 2001 annual meeting of shareholders must be received by Security Capital at its principal executive offices not later than December 11, 2000, for inclusion in Security Capital's proxy statement and form of proxy relating to that meeting.

   In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Security Capital's bylaws. Security Capital's bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals to the Secretary of Security Capital during the period 75 to 100 days before the anniversary date of the previous year's annual meeting. To be eligible for consideration at the 2001 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by the Secretary of Security Capital between February 14, 2001, and March 11, 2001.

                                 OTHER MATTERS

   Security Capital is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          Jeffrey A. Klopf
                                          Secretary

April 10, 2000

                                                                 SKU #1665-PS-00

                      SECURITY CAPITAL GROUP INCORPORATED

                        Annual Meeting of Shareholders

                            Thursday, May 25, 2000
                       9:30 a.m. (Central Daylight time)
                                Fairmont Hotel
                             200 N. Columbus Drive
                            Chicago, Illinois 60601

        We request that you pre-register for attendance at the meeting by calling our meeting planning staff
                              at 1-800-988-4307.


SCG86B                            DETACH HERE

                                     PROXY

                      SECURITY CAPITAL GROUP INCORPORATED

       THE PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
                      2000 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 25, 2000

     The undersigned hereby appoints each of William D. Sanders, C. Ronald Blankenship, Thomas G. Wattles and Jeffrey A. Klopf, as proxies with full power of substitution, to represent the undersigned at the annual meeting of shareholders of Security Capital Group Incorporated to be held on May 25, 2000, and at any adjournments or postponements thereof, and to vote at such meeting the shares of common stock that the undersigned would be entitled to vote if present at such meeting, in accordance with the instructions indicated on the reverse side of this card: if no instructions are indicated, the shares represented by this proxy will be voted for the election of the listed nominees for Director, and, at the discretion of the proxies named above, on any other matter that may properly come before the meeting.

     The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.

     You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The proxies cannot vote your shares unless you sign and return this card.

-----------                                                          -----------
SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                  SIDE
-----------                                                          -----------

-----------------
Vote by Telephone
-----------------

It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1-877-PRX-VOTE (1-877-779-8683).

--------------------------------------------------------------------------------
Follow these four easy steps:

1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Call the toll-free number 1-877-PRX-VOTE (1-877-779-8683).

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the recorded instructions.
--------------------------------------------------------------------------------
Your vote is important!
Call 1-877-PRX-VOTE anytime!

----------------
Vote by Internet
----------------

It's fast, convenient, and your vote is immediately confirmed and posted.

--------------------------------------------------------------------------------
Follow these four easy steps:

1. Read the accompanying Proxy Statement/Prospectus and Proxy Card.

2. Go to the Website http://www.eproxyvote.com/scz

3. Enter your 14-digit Voter Control Number located on your Proxy Card above your name.

4. Follow the instructions provided.
--------------------------------------------------------------------------------
Your vote is important!
Go to http://www.eproxyvote.com/scz anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet


                                  DETACH HERE
SCG86A

[X] Please mark
    votes as in
    this example.

    1. The election of the following persons as Class I Directors:
       (01) C. Ronald Blankenship, (02) Samuel W. Bodman, (03) Hermann Buerger and (04) John P. Frazee, Jr.

                   FOR                 WITHHELD
                   ALL                 FROM ALL
                NOMINEES               NOMINEES
                   [_]                    [_]
         FOR ALL nominees except as noted below

    [_] _______________________________________

    2. To vote upon any other matters that may properly be presented at the meeting in their discretion.

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING          [_]

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT        [_]

    Please sign, date and return this proxy card promptly using the enclosed postage-paid envelope whether or not you plan to attend the meeting.

    Please sign exactly as name(s) appear(s) to the left. If shares are held jointly, each joint tenant should sign. If signing as attorney, executor, administrator, trustee or guardian or as officer of a corporation or other entity, please give full title and capacity in which you are signing.



Signature: _______________________________________  Date: ______________________
Signature: _______________________________________  Date: ______________________